Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
Diversified Healthcare Trust Announces Fourth Quarter and Year End 2019 Results
Restructuring of Business Arrangements with Five Star Senior Living Completed on Schedule
Fourth Quarter Net Loss Attributable to Common Shareholders of $0.22 Per Share
Fourth Quarter Normalized FFO Attributable to Common Shareholders of $0.30 Per Share, an
11.1% Increase Compared to the Same Period Last Year

Newton, MA (March 2, 2020):  Diversified Healthcare Trust (Nasdaq: DHC) (formerly known as Senior Housing Properties Trust) today announced its financial results for the quarter and year ended December 31, 2019.
“We achieved several strategic milestones at the end of 2019, including the closing of the transformative restructuring of our business arrangements with Five Star Senior Living Inc., rebranding ourselves as Diversified Healthcare Trust to more accurately represent our current portfolio and business strategy and continuing to reposition and optimize our portfolio through our disposition efforts,” stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. “With the disruption associated with the Five Star restructuring transaction behind us, in 2020 we will remain focused on our core competencies in order to increase shareholder value, including through asset management, the continued execution of our redevelopment plans and disciplined capital recycling strategy in order to further refine our high quality portfolio.”
Restructuring of Business Arrangements with Five Star:
As previously announced, on January 1, 2020, DHC completed the restructuring of its business arrangements, or the Restructuring Transaction, with Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star. Pursuant to the Restructuring Transaction, the previously existing master leases and management and pooling agreements between DHC and Five Star were terminated and replaced with new management agreements for all of DHC's senior living communities operated by Five Star.
Also pursuant to the Restructuring Transaction, on January 1, 2020, Five Star issued 10,268,158 of its common shares to DHC and an aggregate of 16,118,849 of its common shares to DHC’s shareholders of record as of December 13, 2019. In consideration of these share issuances, DHC assumed $75.0 million of Five Star’s working capital liabilities related to DHC's senior living communities that were previously leased to Five Star.
Results for the Quarter Ended December 31, 2019:
Net loss attributable to common shareholders was $51.7 million, or $0.22 per share, for the quarter ended December 31, 2019 compared to net loss attributable to common shareholders of $118.5 million, or $0.50 per share, for the quarter ended December 31, 2018. The net loss attributable to common shareholders for the quarter ended December 31, 2019 primarily resulted from $73.7 million of impairment charges during the quarter ended December 31, 2019.

Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $70.8 million and $65.1 million, or $0.30 and $0.27 per share, for the quarters ended December 31, 2019 and 2018, respectively. Normalized FFO attributable to common shareholders increased primarily as a result of no business management incentive fees recognized for the quarter ended December 31, 2019 compared to $40.6 million of business management incentive fees recognized for the quarter ended December 31, 2018, partially offset by a decrease in rental income of $31.5 million during the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018. The decrease in rental income was primarily the result of the reduction in rent paid to DHC by Five Star during the three months ended December 31, 2019 pursuant to the transaction agreement that was entered into in April 2019 for the Restructuring Transaction, or the Transaction Agreement, as well as dispositions since October 1, 2018.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2019 and 2018 appear later in this press release.
Results for the Year Ended December 31, 2019:
Net loss attributable to common shareholders was $88.2 million, or $0.37 per share, for the year ended December 31, 2019 compared to net income attributable to common shareholders of $286.9 million, or $1.21 per share, for the year ended December 31, 2018. The net loss attributable to common shareholders for the year ended December 31, 2019 primarily includes:

•	$115.2 million of impairment charges during the year ended December 31, 2019 compared to $66.3 million of impairment charges during the year ended December 31, 2018;

•
$41.9 million of losses on equity securities, net, for the year ended December 31, 2019 compared to $20.7 million of losses on equity securities, net, for the year ended December 31, 2018, primarily as a result of DHC's sale of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., class A common stock on July 1, 2019;

•	$39.7 million of gains on sale of properties, net, during the year ended December 31, 2019 compared to $261.9 million of gains on sale of properties, net, during the year ended December 31, 2018; and

•	$13.1 million of acquisition and certain other transaction related costs incurred during the year ended December 31, 2019 related to the Restructuring Transaction.
Normalized FFO attributable to common shareholders were $310.2 million and $377.3 million, or $1.31 and $1.59 per share, for the year ended December 31, 2019 and 2018, respectively. Normalized FFO attributable to common shareholders decreased primarily as a result of a decrease in rental income of $94.1 million during the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily as a result of the reduction in rent paid to DHC by Five Star during the year ended December 31, 2019 pursuant to the Transaction Agreement, as well as dispositions since January 1, 2018, partially offset by a decrease in general and administrative expenses during the year ended December 31, 2019 compared to the year ended December 31, 2018. The decrease in general and administrative expenses was primarily as a result of no business management incentive fees recognized for the year ended December 31, 2019 compared to $40.6 million of business management incentive fees recognized for the year ended December 31, 2018.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the year ended December 31, 2019 and 2018 appear later in this press release.

Portfolio Operating Results:
For the quarter ended December 31, 2019, cash basis net operating income, or Cash Basis NOI, at properties owned, in service and managed by the same operator continuously since October 1, 2018, or same property, decreased 19.2% compared to the quarter ended December 31, 2018, primarily as a result of the reduction in rent paid to DHC by Five Star during the quarter ended December 31, 2019 pursuant to the Transaction Agreement.
In connection with the Restructuring Transaction, DHC redefined its reportable segments to better reflect its current operating environment. As of December 31, 2019, DHC reports under the following two segments:
•Office Portfolio, which consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants; and
•Senior Housing Operating Portfolio, or SHOP, which consists of senior living communities operated by Five Star.
DHC also continues to report all other operations, which consist of other triple net leased senior living communities and wellness centers.
For the quarter ended December 31, 2019, 49.4% of net operating income, or NOI, came from the 138 properties with 11.9 million leasable square feet in the Office Portfolio segment. Same property occupancy for this segment was 94.1% as of December 31, 2019 compared to 95.1% as of December 31, 2018. Same property Cash Basis NOI from this segment decreased 0.6% for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018.
For the quarter ended December 31, 2019, 37.2% of NOI came from the 244 senior living communities with 29,013 living units in the SHOP segment. Occupancy for this segment was 83.9% for the quarter ended December 31, 2019 compared to 85.8% for the quarter ended December 31, 2018. Same property occupancy for this segment was 84.7% for the quarter ended December 31, 2019 compared to 86.9% for the quarter ended December 31, 2018. Same property average monthly rates for senior living communities managed for our account in this segment were $4,222 for the quarter ended December 31, 2019 compared to $4,183 for the quarter ended December 31, 2018. Same property Cash Basis NOI from this segment decreased 37.1% for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018, primarily due to the reduction in rent paid to DHC by Five Star pursuant to the Transaction Agreement and increased community level operating expenses.
For the quarter ended December 31, 2019, 13.4% of NOI came from the 32 triple net leased senior living communities and 10 wellness centers comprising DHC's all other operations. The weighted average rent coverage for the 32 triple net leased senior living communities decreased to 1.65x for the 12-month period ended September 30, 2019 compared to 1.74x for the 12-month period ended September 30, 2018(1). The 10 wellness centers were 100% leased as of each of December 31, 2019 and 2018. Same property Cash Basis NOI for the 32 triple net leased senior living communities and 10 wellness centers on a combined basis increased 1.9% for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018.
Reconciliations of net income (loss) determined in accordance with GAAP to NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment for the quarters ended December 31, 2019 and 2018 appear later in this press release. Prior periods have been recast to reflect DHC's new reportable segments.
______________________________________________________________________________________________________________________
(1) DHC reports rent coverage one quarter in arrears because operating results from tenants are usually provided to DHC three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities is provided by tenants and excludes data for periods prior to DHC's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. DHC has not independently verified this information.

Disposition Activities:
Since October 1, 2019, DHC has sold 20 properties for an aggregate sales price of $216.6 million, excluding closing costs:

Date Sold	Location	Type of Property	Number of Properties	Gross Sales Price (1)
October 2019	Various	Independent Living / Skilled Nursing Facility	3	$10,500,000
October 2019	Bridgewater, NJ	Life Science	1	47,500,000
December 2019	Atlanta, GA	Medical Office	1	14,000,000
December 2019	Redmond, WA	Independent Living	1	32,500,000
December 2019	Various	Assisted Living	7	103,250,000
January 2020	Various	Medical Office	6	5,925,000
February 2020	Horsham, PA	Medical Office	1	2,900,000
			20	$216,575,000
(1) Excludes closing costs.
As of February 28, 2020, DHC had 52 properties under agreements to sell or in first or second round offer stages for an aggregate sales price of approximately $539.7 million, excluding closing costs. These sales are subject to various conditions; as a result, these sales may not occur, they may be delayed or their terms may change.
Acquisition Activities:
In December 2019, DHC acquired an active adult rental community located in Plano, Texas with 169 living units for a purchase price of approximately $50.3 million, excluding closing costs, which is classified as an independent living community in the SHOP segment.
Financing Activities:
As previously announced, in December 2019, DHC obtained a new short term $250.0 million senior unsecured term loan. The maturity date of the term loan is June 12, 2020, which may be extended by six months subject to DHC's satisfaction of certain conditions, including the payment of an extension fee. DHC used the net proceeds from this term loan, together with proceeds from its dispositions, borrowings under its revolving credit facility and cash on hand, to prepay in full its $350.0 million senior unsecured term loan that was scheduled to mature on January 15, 2020. The interest rate on the new term loan is LIBOR plus 125 basis points, subject to adjustment based on changes to DHC's credit ratings.
Leasing Activities:
During the quarter ended December 31, 2019, DHC entered new and renewal leases for an aggregate of 393,785 rentable square feet at weighted (by rentable square feet) average rents that were 17.1% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 9.0 years and leasing concessions and capital commitments were $13.0 million, or $3.66 per square foot, per lease year.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's fourth quarter and full year 2019 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Monday, March 9, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10137810.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC’s website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC’s website about five minutes before the call. The archived webcast will be available for replay on DHC’s website following the call for about one week. The transcription, recording and retransmission in any way of DHC’s fourth quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC’s Fourth Quarter 2019 Supplemental Operating and Financial Data is available for download at DHC’s website, www.dhcreit.com. DHC’s website is not incorporated as part of this press release.
Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust) is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the operating subsidiary of RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, for the three months and years ended December 31, 2019 and 2018. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC’s operating results and financial condition, and for an explanation of DHC’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental income	$147,209	$178,680	$606,558	$700,641
Residents fees and services	108,830	106,542	433,597	416,523
Total revenues	256,039	285,222	1,040,155	1,117,164

Expenses:
Property operating expenses	126,572	117,440	489,070	451,581
Depreciation and amortization	69,503	71,935	289,025	286,235
General and administrative (1)	8,741	657	37,028	85,885
Acquisition and certain other transaction related costs	1,893	56	13,102	194
Impairment of assets	73,683	61,273	115,201	66,346
Total expenses	280,392	251,361	943,426	890,241

Gain on sale of properties	17,803	—	39,696	261,916
Dividend income	—	923	1,846	2,901
Losses on equity securities, net	(422)	(106,367)	(41,898)	(20,724)
Interest and other income	351	305	941	667
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,440, $1,642, $6,032 and $6,221, respectively)	(43,272)	(45,506)	(180,112)	(179,287)
Loss on early extinguishment of debt	(27)	—	(44)	(22)
(Loss) income from continuing operations before income tax expense and equity in (losses) earnings of an investee	(49,920)	(116,784)	(82,842)	292,374
Income tax expense	(483)	(32)	(436)	(476)
Equity in (losses) earnings of an investee	(217)	(366)	400	516
Net (loss) income	(50,620)	(117,182)	(82,878)	292,414
Net income attributable to noncontrolling interest	(1,077)	(1,361)	(5,356)	(5,542)
Net (loss) income attributable to common shareholders	$(51,697)	$(118,543)	$(88,234)	$286,872

Weighted average common shares outstanding (basic)	237,659	237,568	237,604	237,511
Weighted average common shares outstanding (diluted)	237,659	237,573	237,604	237,546

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.22)	$(0.50)	$(0.37)	$1.21
(1) General and administrative expenses include the reversal of $10,066 of previously accrued business management incentive fee expense for the three months ended December 31, 2018 and $40,642 of business management incentive fee expense for the year ended December 31, 2018.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income attributable to common shareholders	$(51,697)	$(118,543)	$(88,234)	$286,872
Depreciation and amortization	69,503	71,935	289,025	286,235
FFO attributable to noncontrolling interest	(5,276)	(5,300)	(21,147)	(21,200)
Gain on sale of properties	(17,803)	—	(39,696)	(261,916)
Impairment of assets	73,683	61,273	115,201	66,346
Losses on equity securities, net	422	106,367	41,898	20,724
FFO attributable to common shareholders	68,832	115,732	297,047	377,061

Estimated business management incentive fees (2)	—	(50,708)	—	—
Acquisition and certain other transaction related costs	1,893	56	13,102	194
Loss on early extinguishment of debt	27	—	44	22
Normalized FFO attributable to common shareholders	$70,752	$65,080	$310,193	$377,277

Weighted average common shares outstanding (basic)	237,659	237,568	237,604	237,511
Weighted average common shares outstanding (diluted)	237,659	237,573	237,604	237,546

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.22)	$(0.50)	$(0.37)	$1.21
FFO attributable to common shareholders	$0.29	$0.49	$1.25	$1.59
Normalized FFO attributable to common shareholders	$0.30	$0.27	$1.31	$1.59
Distributions declared	$0.15	$0.39	$0.84	$1.56
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC’s qualification for taxation as a REIT, limitations in DHC’s revolving credit facility and term loan agreements and DHC’s public debt covenants, the availability to DHC of debt and equity capital, DHC’s expectation of its future capital requirements and operating performance, and DHC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.
(2)       Incentive fees under DHC’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the SNL U.S. REIT Healthcare Index over the applicable measurement period and are included in general and administrative expense in DHC’s consolidated statements of income (loss). In calculating net income (loss) attributable to common shareholders in accordance with GAAP, DHC recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although DHC recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) attributable to common shareholders, DHC does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributable to common shareholders includes business management incentive fee expense of $40,642 for both the three months and year ended December 31, 2018.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$147,209	$178,680	$606,558	$700,641
Residents fees and services	108,830	106,542	433,597	416,523
Total revenues	256,039	285,222	1,040,155	1,117,164
Property operating expenses	(126,572)	(117,440)	(489,070)	(451,581)
NOI	129,467	167,782	551,085	665,583
Non-cash straight line rent adjustments	(958)	(1,720)	(4,508)	(10,227)
Lease value amortization	(1,869)	(1,497)	(6,791)	(5,787)
Non-cash amortization included in property operating expenses(2)	(200)	(200)	(797)	(797)
Cash Basis NOI	$126,440	$164,365	$538,989	$648,772

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net (loss) income	$(50,620)	$(117,182)	$(82,878)	$292,414

Equity in losses (earnings) of an investee	217	366	(400)	(516)
Income tax expense	483	32	436	476
Loss on early extinguishment of debt	27	—	44	22
Interest expense	43,272	45,506	180,112	179,287
Interest and other income	(351)	(305)	(941)	(667)
Losses on equity securities, net	422	106,367	41,898	20,724
Dividend income	—	(923)	(1,846)	(2,901)
Gain on sale of properties	(17,803)	—	(39,696)	(261,916)
Impairment of assets	73,683	61,273	115,201	66,346
Acquisition and certain other transaction related costs	1,893	56	13,102	194
General and administrative	8,741	657	37,028	85,885
Depreciation and amortization	69,503	71,935	289,025	286,235
NOI	129,467	167,782	551,085	665,583

Non-cash amortization included in property operating expenses(2)	(200)	(200)	(797)	(797)
Lease value amortization	(1,869)	(1,497)	(6,791)	(5,787)
Non-cash straight line rent adjustments	(958)	(1,720)	(4,508)	(10,227)
Cash Basis NOI	$126,440	$164,365	$538,989	$648,772

(1)
The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC’s property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

(2)
DHC recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price DHC paid for its investment in RMR Inc. Class A common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses. On July 1, 2019, DHC sold its investment in RMR Inc. Class A common stock.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31, 2019				For the Three Months Ended December 31, 2018
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment (2)	Total	Office Portfolio	SHOP	Non-Segment (2)	Total
Rental income / residents fees and services	$97,400	$141,277	$17,362	$256,039	$103,316	$163,956	$17,950	$285,222
Property operating expenses	(33,462)	(93,110)	—	(126,572)	(32,959)	(84,481)	—	(117,440)
NOI	$63,938	$48,167	$17,362	$129,467	$70,357	$79,475	$17,950	$167,782
NOI change	(9.1)%	(39.4)%	(3.3)%	(22.8)%

NOI	$63,938	$48,167	$17,362	$129,467	$70,357	$79,475	$17,950	$167,782
Less:
Non-cash straight line rent adjustments	845	—	113	958	1,703	—	17	1,720
Lease value amortization	1,813	—	56	1,869	1,442	—	55	1,497
Non-cash amortization included in property operating expenses (3)	200	—	—	200	200	—	—	200
Cash Basis NOI	$61,080	$48,167	$17,193	$126,440	$67,012	$79,475	$17,878	$164,365
Cash Basis NOI change	(8.9)%	(39.4)%	(3.8)%	(23.1)%

Reconciliation of NOI to Same Property NOI:
NOI	$63,938	$48,167	$17,362	$129,467	$70,357	$79,475	$17,950	$167,782
Less:
NOI not included in same property	4,064	(42)	3,185	7,207	8,652	2,854	3,987	15,493
Same property NOI (4)	$59,874	$48,209	$14,177	$122,260	$61,705	$76,621	$13,963	$152,289
Same property NOI change	(3.0)%	(37.1)%	1.5%	(19.7)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$59,874	$48,209	$14,177	$122,260	$61,705	$76,621	$13,963	$152,289
Less:
Non-cash straight line rent adjustments	364	—	114	478	2,030	—	164	2,194
Lease value amortization	1,836	—	55	1,891	1,655	—	55	1,710
Non-cash amortization included in property operating expenses (3)	183	—	—	183	174	—	—	174
Same property cash basis NOI (4)	$57,491	$48,209	$14,008	$119,708	$57,846	$76,621	$13,744	$148,211
Same property cash basis NOI change	(0.6)%	(37.1)%	1.9%	(19.2)%

(1)
See page 8 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.

(3)
DHC recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price DHC paid for its investment in RMR Inc. class A common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses. On July 1, 2019, DHC sold its investment in RMR Inc. Class A common stock.

(4)
Consists of properties owned, in service and managed by the same operator continuously since October 1, 2018, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or in redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31, 2019				For the Year Ended December 31, 2018
Calculation of NOI and Cash Basis NOI:	Office Portfolio	SHOP	Non-Segment (2)	Total	Office Portfolio	SHOP	Non-Segment (2)	Total
Rental income / residents fees and services	$405,016	$571,495	$63,644	$1,040,155	$412,813	$629,145	$75,206	$1,117,164
Property operating expenses	(132,348)	(356,722)	—	(489,070)	(127,732)	(323,849)	—	(451,581)
NOI	$272,668	$214,773	$63,644	$551,085	$285,081	$305,296	$75,206	$665,583
NOI change	(4.4)%	(29.7)%	(15.4)%	(17.2)%

NOI	$272,668	$214,773	$63,644	$551,085	$285,081	$305,296	$75,206	$665,583
Less:
Non-cash straight line rent adjustments	3,996	—	512	4,508	8,189	—	2,038	10,227
Lease value amortization	6,569	—	222	6,791	5,566	—	221	5,787
Non-cash amortization included in property operating expenses (3)	797	—	—	797	797	—	—	797
Cash Basis NOI	$261,306	$214,773	$62,910	$538,989	$270,529	$305,296	$72,947	$648,772
Cash Basis NOI change	(3.4)%	(29.7)%	(13.8)%	(16.9)%

Reconciliation of NOI to Same Property NOI:
NOI	$272,668	$214,773	$63,644	$551,085	$285,081	$305,296	$75,206	$665,583
Less:
NOI not included in same property	37,460	7,367	14,198	59,025	44,689	12,351	26,278	83,318
Same property NOI (4)	$235,208	$207,406	$49,446	$492,060	$240,392	$292,945	$48,928	$582,265
Same property NOI change	(2.2)%	(29.2)%	1.1%	(15.5)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$235,208	$207,406	$49,446	$492,060	$240,392	$292,945	$48,928	$582,265
Less:
Non-cash straight line rent adjustments	2,533	—	514	3,047	8,954	—	1,410	10,364
Lease value amortization	7,255	—	221	7,476	6,631	—	221	6,852
Non-cash amortization included in property operating expenses (3)	714	—	—	714	699	—	—	699
Same property cash basis NOI (4)	$224,706	$207,406	$48,711	$480,823	$224,108	$292,945	$47,297	$564,350
Same property cash basis NOI change	0.3%	(29.2)%	3.0%	(14.8)%

(1)
See page 8 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 5 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Consists of the operating results of triple net leased senior living communities that are leased to third party operators other than Five Star and wellness centers.

(3)
DHC recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price DHC paid for its investment in RMR Inc. class A common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses. On July 1, 2019, DHC sold its investment in RMR Inc. Class A common stock.

(4)
Consists of properties owned, in service and managed by the same operator continuously since January 1, 2018, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or in redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Real estate properties	$7,461,586	$7,876,300
Accumulated depreciation	(1,570,801)	(1,534,392)
Total real estate properties, net	5,890,785	6,341,908

Assets of properties held for sale	209,570	1,928
Cash and cash equivalents	37,357	54,976
Restricted cash	14,867	15,095
Acquired real estate leases and other intangible assets, net	337,875	419,244
Other assets, net	163,372	327,275
Total assets	$6,653,826	$7,160,426

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$537,500	$139,000
Unsecured term loans, net	448,741	548,286
Senior unsecured notes, net	1,820,681	2,216,945
Secured debt and capital leases, net	694,739	744,186
Liabilities of properties held for sale	6,758	—
Accrued interest	24,060	26,182
Assumed real estate lease obligations, net	76,705	86,304
Other liabilities	167,592	219,653
Total liabilities	3,776,776	3,980,556

Total equity	2,877,050	3,179,870
Total liabilities and equity	$6,653,826	$7,160,426

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements.  These forward-looking statements are based upon DHC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC’s control. For example,

•
Ms. Francis’s statement that DHC will remain focused in 2020 on its core competencies in order to increase shareholder value, including through asset management, the continued execution of its redevelopment plans and disciplined capital recycling strategy in order to further refine its high quality portfolio, may imply that DHC's redevelopment plan or capital recycling strategy will be successful and that the quality of DHC's portfolio and results of operations and financial condition will improve as a result of those efforts. However, DHC's ability to successfully execute on its core competencies is subject to various risks. Further, even if DHC is able to execute on its core competencies, it may not realize increased shareholder value. As a result, DHC may not succeed in increasing shareholder value.

•
Ms. Francis states that DHC completed the transformative restructuring of its business arrangements with Five Star. This may imply that DHC’s returns from the senior living communities that Five Star manages for DHC’s account will improve as a result of this restructuring. However, Five Star’s ability to profitably operate DHC’s managed senior living communities remains subject to various risks, some of which are beyond DHC’s and Five Star’s control, including senior living industry conditions and the market demands and preferences of seniors. As a result, Five Star may not profitably operate DHC’s managed senior living communities and DHC’s returns from those communities may not improve and may decline.

•
DHC has classified certain properties as held for sale as of December 31, 2019. This may imply that all of the properties that DHC has classified as held for sale will be sold; however, any such sales may not occur and DHC may incur losses with respect to such sales of those properties.

•
As of February 28, 2020, DHC had 52 properties under agreements to sell or in first or second round offer stages for an aggregate sales price of approximately $539.7 million, excluding closing costs. This may imply that DHC will sell the properties under agreement or for which it has received offers and receive proceeds from those sales equal to or greater than the expected amounts. However, DHC may not complete the sales of any or all of the properties it currently plans to sell. Also, DHC may sell some or all of these properties at amounts that are less than currently expected and/or less than the carrying values of such properties and DHC may incur losses on any such sales as a result.

The information contained in DHC’s filings with the SEC, including under “Risk Factors” in DHC’s periodic reports, or incorporated therein, identifies important factors that could cause DHC’s actual results to differ materially from those stated in or implied by DHC’s forward-looking statements. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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